                                                                      Exhibit 1

         The undersigned hereby agree, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13D and amendments thereto pertaining to their shares of Class A Common Stock of SFX Entertainment, Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date: July 14, 1998

                                            /s/ Robert F.X. Sillerman
                                            -----------------------------------
                                            Robert F.X. Sillerman



                                            /s/ Howard J. Tytel
                                            -----------------------------------
                                            Howard J. Tytel


                                            Sillerman Communications Management
                                            Corporation



                                            By: /s/ Robert F.X. Sillerman
                                               --------------------------------
                                                Name:  Robert F.X. Sillerman
                                                Title: Chief Executive Officer

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